EXHIBIT 9
                                CUSTODY AGREEMENT

         AGREEMENT, dated as of April 23, 2001, between CORNERSTONE STRATEGIC VALUE FUND, INC., a corporation organized and existing under the laws of the State of Maryland, (the "Company") and CUSTODIAL TRUST COMPANY, a bank organized and existing under the laws of the State of New Jersey (the "Custodian").

         WHEREAS, the Company desires to retain and employ Custodian to act, and Custodian is willing to act, as Securities Intermediary and custodian for certain of its securities, funds and other assets pursuant to this Agreement;

         WHEREAS, capitalized terms used herein but not otherwise defined herein that are defined in the New York Uniform Commercial Code as in effect from time to time (the "NYUCC") shall have the meanings given such terms in the NYUCC;

         WHEREAS, the Company is a closed-end, diversified management investment company registered under the 1940 Act;

         WHEREAS, Custodian represents that it is a bank having the qualifications prescribed in the 1940 Act to act as custodian for management investment companies registered under the 1940 Act;

         NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and Custodian hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Whenever used in this Agreement, the following terms, unless the context otherwise requires, shall mean:




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         1.1 "AUTHORIZED PERSON" means any person authorized by resolution of the Board of Directors to give Oral Instructions and Written Instructions on behalf of the Company and identified, by name or by office, in Exhibit A hereto.

         1.2 "BOARD OF DIRECTORS" means the Board of Directors of the Company or, when permitted under the 1940 Act, the Executive Committee thereof, if any.

         1.3 "BOOK-ENTRY SYSTEM" means a book-entry system maintained by a Federal Reserve Bank for securities of the United States government or of agencies or instrumentalities thereof (including government-sponsored enterprises).

         1.4 "BUSINESS DAY" means any day on which banks in the State of New Jersey and New York are open for business.

         1.5 "CUSTODY ACCOUNT" means the account in the name of the Company, which is provided for in Section 3.2 below.

         1.6 "DOMESTIC SECURITIES DEPOSITORY" means The Depository Trust & Clearing Corporation and any other clearing agency registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, which acts as a securities depository.

         1.7 "ELIGIBLE DOMESTIC BANK" means a bank as defined in the 1940 Act.

         1.8 "ELIGIBLE FOREIGN CUSTODIAN" has the same meaning as in Rule 17f-5 under the 1940 Act.

         1.9 "ELIGIBLE SECURITIES DEPOSITORY" has the same meaning as in Rule 17f-7 under the 1940 Act.



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         1.10 "FOREIGN ASSETS" has the same meaning as in Rule 17f-5 under the
1940 Act.

         1.11 "FOREIGN CUSTODY MANAGER" has the same meaning as in Rule 17f-5 under the 1940 Act.

         1.12 "MASTER REPURCHASE AGREEMENT" means the Master Repurchase Agreement of even date herewith between the Company and Bear, Stearns & Co. Inc. ("Bear Stearns") as it may from time to time be amended.

         1.13 "MASTER SECURITIES LOAN AGREEMENT" means the Master Securities Loan Agreement of even date herewith between the Company and Bear, Stearns Securities Corp. ("BS Securities") as it may from time to time be amended.

         1.14 "1940 ACT" means the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

         1.15 "ORAL INSTRUCTIONS" means instructions orally transmitted to and accepted by Custodian which are (A) reasonably believed by Custodian to have been given by an Authorized Person, (B) recorded and kept among the records of Custodian made in the ordinary course of business, and (C) completed in accordance with Custodian's requirements from time to time as to content of instructions and their manner and timeliness of delivery by the Company.

         1.16 "PROPER INSTRUCTIONS" means Oral Instructions or Written Instructions. Proper Instructions may be continuing Written Instructions when deemed appropriate by the Company and Custodian.

         1.17 "SECURITIES DEPOSITORY" means any Domestic Securities Depository or Eligible Securities Depository.



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         1.18 "SHARES" means those shares of the capital stock of Company that represent interests in the Company.

         1.19 "WRITTEN INSTRUCTIONS" means written communications received by Custodian that are (A) reasonably believed by Custodian to have been signed or sent by an Authorized Person, (B) sent or transmitted by letter, facsimile, central processing unit connection, on-line terminal or magnetic tape, and (C) completed in accordance with Custodian's requirements from time to time as to content of instructions and their manner and timeliness of delivery by the Company.

                                   ARTICLE II
                            APPOINTMENT OF CUSTODIAN

         2.1 APPOINTMENT. The Company hereby appoints Custodian as Securities Intermediary and custodian of all such securities, funds and other assets of the Company as may be acceptable to Custodian and from time to time delivered to it by Custodian or others for the account of the Company.

         2.2 ACCEPTANCE. Custodian hereby accepts appointment as such Custodian and agrees to perform the duties thereof as hereinafter set forth.

                                   ARTICLE III
                  CUSTODY OF SECURITIES, CASH, AND OTHER ASSETS

         3.1 SEGREGATION. All securities and non-cash property of the Company in the possession of Custodian (other than securities maintained by Custodian with a foreign sub-custodian appointed pursuant to this Agreement or in a Securities Depository or Book-Entry System) shall be physically segregated from other such securities and non-cash property in the possession of Custodian. All cash, securities and other non-cash property of the Company shall be identified as subject to this Agreement.



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         3.2 CUSTODY ACCOUNT. (a) Custodian shall open and maintain in its trust department a custody account in the name of the Company, subject only to draft or order of Custodian, in which Custodian shall enter and carry all securities, funds and other assets of the Company which are delivered to Custodian and accepted by it.

         (b) If Custodian at any time fails to receive any of the documents referred to in Section 3.10(a) below, then, until such time as it receives such document, it shall not be obligated to receive any securities of the Company into the Custody Account and shall be entitled to return to the Company any securities of the Company that it is holding in the Custody Account.

         (c) The Custody Account is an account to which Financial Assets are or may be credited, and all assets credited to the Account shall be deemed to be Financial Assets under Article 8 of the NYUCC. Securities Intermediary shall indicate by book entry that such Financial Assets have been credited to the Custody Account.

         3.3 SECURITIES IN PHYSICAL FORM. Custodian may, but shall not be obligated to, hold securities that may be held only in physical form.

         3.4 DISCLOSURE TO ISSUERS OF SECURITIES. Custodian is authorized to disclose the Company's name, address and securities positions in the Custody Account to the issuers of such securities when requested by them to do so.

         3.5 EMPLOYMENT OF DOMESTIC SUB-CUSTODIANS. At any time and from time to time, Custodian in its discretion may appoint and employ any Eligible Domestic Bank as sub-custodian to hold securities and other assets of the Company that are maintained in the United States and to carry out such other provisions of this Agreement as it may determine, provided, however, that the employment of any such sub-custodian has been approved by the Company. The employment of any such sub-custodian shall be at Custodian's expense and shall not relieve Custodian of any of its obligations or liabilities under this Agreement.



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                  3.6 EMPLOYMENT OF FOREIGN CUSTODIANS. (a) (i) By providing
Proper Instructions to open an account in a given jurisdiction outside the United States, the Company shall be deemed to have confirmed to Custodian that the Company has (A) assessed and accepted all material country or sovereign risks in such jurisdiction and accepted responsibility for their occurrence, (B) made all determinations required to be made by the Company under the 1940 Act, and (C) appropriately and adequately disclosed to its shareholders, other investors and all persons who have right in or to such investments, all material investment risks, including those relating to the custody and settlement infrastructure or the servicing of securities in such jurisdiction. Proper Instructions to open an account in a given country shall comprise authorization of Custodian to hold assets in such country in accordance with the terms of this Agreement. Custodian shall not be required to make independent inquiry as to the authorization of the Company to invest in such country.

                  (ii) Unless instructed otherwise by the Company, Custodian at any time and from time to time in its discretion may appoint and employ in accordance with the 1940 Act, and may also cease to employ, (A) any overseas branch of any Eligible Domestic Bank, or (B) any Eligible Foreign Custodian selected by the Foreign Custody Manager, in each case as a foreign sub-custodian for securities and other assets of the Company that are maintained outside the United States, provided, however, that the employment of any such overseas branch has been approved by the Company and, provided further that, in the case of any such Eligible Foreign Custodian, the Foreign Custody Manager has approved, in writing, the agreement pursuant to which custodian employs such Eligible Foreign Custodian.

                  (iii) Unless instructed otherwise by the Company, Custodian may deposit and/or maintain Foreign Assets of the Company in any Eligible Securities Depository. Prior to the time that securities are placed with such Eligible Securities Depository, but subject to the provisions of Section 3.6(a)(iv) below, Custodian shall have prepared an assessment of the custody risks associated with maintaining assets with the Eligible Securities Depository.




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                  (iv) Prior to placing any assets of the Company with an
Eligible Securities Depository, Custodian shall provide to the Company an assessment of the custody risks associated with maintaining assets within such Eligible Securities Depository, provided, however, that if such Foreign Assets are to be placed or maintained with such Eligible Securities Depository prior to July 1, 2001 (which is the effective date of Rule 17f-7 under the 1940 Act, that requires the delivery of such an assessment) and Custodian does not then have such assessment available, custodian may provide such assessment to the Company on July 1, 2001, or promptly thereafter. Custodian shall monitor such custody risks on a continuing basis and promptly notify the Company of any material change in such risks. In performing its duties under this Section 3.6(a)(iv), Custodian shall use reasonable care, prudence and diligence and, in the exercise of such care, prudence and diligence, may rely upon examinations performed and determinations made by Citibank, N.A. or such other operator of a global custody system as the Company may from time to time approve.

                  (b) Set forth on Exhibit C hereto are the foreign sub-custodians that Custodian may employ pursuant to Section 3.6(a) above. Exhibit C shall be revised from time to time as foreign sub-custodians and countries are added or deleted.

         (c) If the Company proposes to make an investment which is to be held in a country in which Custodian does not have appropriate arrangements in place with a foreign sub-custodian selected in accordance with section 3.6(a)(ii) above, then the Company shall inform Custodian sufficiently in advance of such investment to allow Custodian to make such arrangements.

         (d) Notwithstanding anything to the contrary in Section 8.1 below or elsewhere in this Agreement, Custodian shall have no greater liability to the Company for the actions or omissions of any foreign sub-custodian appointed pursuant to this Agreement than any such foreign sub-custodian has to Custodian, and Custodian shall not be required to discharge any such liability which may be imposed on it unless and until such foreign sub-custodian has effectively indemnified Custodian against it or has otherwise discharged its liability to Custodian in full.



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         (e) Upon the request of the Foreign Custody Manager, Custodian shall annually furnish to the Foreign Custody Manager information concerning all foreign sub-custodians appointed pursuant to this Agreement which shall be similar in kind and scope to that furnished to the Foreign Custody Manager in connection with the initial approval by the Foreign Custody Manager of the agreements pursuant to which Custodian employs such foreign sub-custodians or as otherwise required by the 1940 Act.

         3.7 APPOINTMENT OF OTHER AGENTS. Custodian may employ other suitable agents, which may include affiliates of Custodian such as Bear Stearns or BS Securities, both of which are securities broker-dealers, provided, however, that Custodian shall not employ either of such affiliates to hold any collateral pledged to the Company, or purchased by the Company, under any securities loan agreement or repurchase agreement (whether now or hereafter in effect) between the Company and such affiliate. The appointment of any agent pursuant to this
Section 3.7 shall not relieve Custodian of any of its obligations or liabilities under this Agreement.

         3.8 BANK ACCOUNTS. In its discretion and from time to time Custodian may open and maintain one or more demand deposit accounts with any Eligible Domestic Bank (any such accounts to be in the name of Custodian and subject only to its draft or order), provided, however, that the opening and maintenance of any such account shall be at Custodian's expense and shall not relieve Custodian of any of its obligations or liabilities under this Agreement.

          3.9 DELIVERY OF ASSETS TO CUSTODIAN. Provided they are acceptable to Custodian, the Company shall deliver to Custodian its securities, funds and other assets, including (A) payments of income, payments of principal and capital distributions received by the Company with respect to its securities, funds or other assets at any time during the term of this Agreement, and (B) funds received by the Company for the issuance, at any time during such term, of its Shares. Custodian shall not be under any duty or obligation to require the Company to deliver to it any of its securities or other assets and shall have no responsibility or liability for or on account of securities or other assets not so delivered.



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         3.10 DOMESTIC SECURITIES DEPOSITORIES AND BOOK-ENTRY SYSTEMS. Custodian
may deposit and/or maintain securities of the Company in a Domestic Securities Depository or in a Book-Entry System, subject to the following provisions:

         (a) Prior to a deposit of securities of the Company in any Domestic Securities Depository or Book-Entry System, the Company shall deliver to Custodian a resolution of the Board of Directors of the Company, certified by an officer of the Company, authorizing and instructing Custodian (and any sub-custodian employed by it) on an on-going basis to deposit in such Domestic Securities Depository or Book-Entry System all securities eligible for deposit therein and to make use of such Domestic Securities Depository or Book-Entry System to the extent possible and practical in connection with the performance of its obligations under custody or sub-custody agreements for securities belonging to the Company, including, without limitation, in connection with loans of securities and deliveries and returns of collateral consisting of securities.

         (b) Securities of the Company kept in a Book-Entry System or Domestic Securities Depository shall be kept in an account ("Depository Account") of Custodian in such Book-Entry System or Domestic Securities Depository which includes only assets held by Custodian as Securities Intermediary, custodian, fiduciary or otherwise for customers.

         (c) The records of Custodian with respect to securities of the Company maintained in a Book-Entry System or Domestic Securities Depository shall at all times identify such securities as belonging to the Company.



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         (d) If securities purchased by the Company are to be held in a
Book-Entry System or Domestic Securities Depository, Custodian (or any sub-custodian appointed pursuant to Section 3.5 above) shall pay for such securities upon (I) receipt of advice from the Book-Entry System or Domestic Securities Depository that such securities have been transferred to the Depository Account, and (II) the making of an entry on the records of Custodian (or of such sub-custodian) to reflect such payment and transfer for the account of the Company. If securities sold by the Company are held in a Book-Entry System or Domestic Securities Depository, Custodian (or such sub-custodian) shall transfer such securities upon (A) receipt of advice from the Book-Entry System or Domestic Securities Depository that payment for such securities has been transferred to the Depository Account, and (B) the making of an entry on the records of Custodian (or of such sub-custodian) to reflect such transfer and payment for the account of the Company.

         (e) Custodian shall provide the Company with copies of any report obtained by Custodian from a Book-Entry System or Domestic Securities Depository in which securities of the Company are kept on the internal accounting controls and procedures for safeguarding securities deposited in such Book-Entry System or Domestic Securities Depository.

         (f) At its election, the Company shall be subrogated to the rights of Custodian with respect to any claim against a Book-Entry System or Domestic Securities Depository or any other person for any loss or damage to the Company arising from the use of such Book-Entry System or Domestic Securities Depository, if and to the extent that the Company has not been made whole for any such loss or damage.

         3.11 FOREIGN SECURITIES DEPOSITORIES. Custodian or any foreign sub-custodian appointed pursuant to Section 3.6 above may maintain securities of the Company in any Eligible Securities Depository set forth on Exhibit C hereto. Exhibit C shall be revised from time to time as Foreign Securities Depositories are added or deleted.

         3.12 RELATIONSHIP WITH SECURITIES DEPOSITORIES. No Book-Entry System, Securities Depository, or other securities depository or clearing agency (whether foreign or domestic) which it is or may become standard market practice to use for the comparison and settlement of trades in securities shall be an agent or sub-contractor of Custodian for purposes of Section 3.7 above or otherwise.



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         3.13 PAYMENTS FROM CUSTODY ACCOUNT. Upon receipt of Proper Instructions but subject to its right to foreclose upon and liquidate collateral pledged to it pursuant to Section 9.3 below, Custodian shall make payments from the Custody Account, but only in the following cases, provided, FIRST, that such payments are in connection with the clearance and/or custody of securities or other assets, SECOND, that there are sufficient funds in such Custody Account, whether belonging to the Company or advanced to it by Custodian in its sole and absolute discretion as set forth in Section 3.18 below, for Custodian to make such payments, and, THIRD, that after the making of such payments, the Company would not be in violation of any margin or other requirements agreed upon pursuant to
Section 3.18 below:

         (a) For the purchase of securities for the Company but only (I) in the case of securities (other than options on securities, futures contracts and options on futures contracts), against the delivery to Custodian (or any sub-custodian appointed pursuant to this Agreement) of such securities registered as provided in Section 3.20 below or in proper form for transfer or, if the purchase of such securities is effected through a Book-Entry System or Domestic Securities Depository, in accordance with the conditions set forth in
Section 3.10 above, and (II) in the case of options, futures contracts and options on futures contracts, against delivery to Custodian (or such sub-custodian) of evidence of title thereto in favor of the Company, the Custodian, any such sub-custodian, or any nominee referred to in Section 3.20 below;

         (b) In connection with the conversion, exchange or surrender, as set forth in Section 3.14(f) below, of securities owned by the Company;

         (c) For transfer in accordance with the provisions of any agreement among the Company, Custodian and a securities broker-dealer, relating to compliance with rules of The Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions of the Company;



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         (d) For transfer in accordance with the provisions of any agreement among the Company, Custodian and a futures commission merchant, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding margin or other deposits in connection with transactions of the Company;

         (e) For the funding of any time deposit (whether certificated or not) or other interest-bearing account with any banking institution (including Custodian), provided that Custodian shall receive and retain such certificate, advice, receipt or other evidence of deposit (if any) as such banking institution may deliver with respect to any such deposit or account;

         f) For the purchase from a banking or other financial institution of loan participations, but only if Custodian has in its possession a copy of the agreement between the Company and such banking or other financial institution with respect to the purchase of such loan participations and provided that Custodian shall receive and retain such participation certificate or other evidence of participation (if any) as such banking or other financial institution may deliver with respect to any such loan participation;

         (g) For the purchase and/or sale of foreign currencies or of options to purchase and/or sell foreign currencies, for spot or future delivery, for the account of the Company pursuant to contracts between the Company and any banking or other financial institution (including Custodian, any sub-custodian appointed pursuant to this Agreement and any affiliate of Custodian);

         (h) For transfer to a securities broker-dealer as margin for a short sale of securities for the Company, or as payment in lieu of dividends paid on securities sold short for the Company;



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         (i) For the payment as provided in Article IV below of any dividends, capital gain distributions or other distributions declared on the Shares of the Company;

         (j) For the payment as provided in Article IV below of the redemption price of the Shares of the Company;

         (k) For the payment of any expense or liability incurred by the Company, including but not limited to the following payments for the account of the Company: interest, taxes, and administration, investment advisory, accounting, auditing, transfer agent, custodian, trustee and legal fees, and other operating expenses of the Company; in all cases, whether or not such expenses are to be in whole or in part capitalized or treated as deferred expenses; and

         (l) For any other proper purpose, but only upon receipt of Proper Instructions, specifying the amount and purpose of such payment, certifying such purpose to be a proper purpose of the Company, and naming the person or persons to whom such payment is to be made.

         3.14 DELIVERIES FROM CUSTODY ACCOUNT. Upon receipt of Proper Instructions but subject to its right to foreclose upon and liquidate collateral pledged to it pursuant to Section 9.3 below, Custodian shall release and deliver securities and other assets from the Custody Account, but only in the following cases, provided, FIRST, that such deliveries are in connection with the clearance and/or custody of securities or other assets, SECOND, there are sufficient amounts and types of securities or other assets in the Custody Account for Custodian to make such deliveries, and, THIRD, that after the making of such deliveries, the Company would not be in violation of any margin or other requirements agreed upon pursuant to Section 3.18 below:

         (a) Upon the sale of securities for the account of the Company but, subject to Section 3.15 below, only against receipt of payment therefor or, if such sale is effected through a Book-Entry System or Domestic Securities Depository, in accordance with the provisions of Section 3.10 above;



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         (b) To an offeror's depository agent in connection with tender or other similar offers for securities of the Company; provided that, in any such case, the funds or other consideration for such securities is to be delivered to Custodian;

         (c) To the issuer thereof or its agent when such securities are called, redeemed or otherwise become payable, provided that in any such case the funds or other consideration for such securities is to be delivered to Custodian;

         (d) To the issuer thereof or its agent for exchange for a different number of certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to Custodian;

         (e) To the securities broker through whom securities are being sold for the Company, for examination in accordance with the "street delivery" custom;

         (f) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement, including surrender or receipt of underlying securities in connection with the issuance or cancellation of depository receipts; provided that, in any such case, the new securities and funds, if any, are to be delivered to Custodian;

         (g) In the case of warrants, rights or similar securities, to the issuer of such warrants, rights or similar securities, or its agent, upon the exercise thereof, provided that, in any such case, the new securities and funds, if any, are to be delivered to Custodian;

         (h) To the borrower thereof, or its agent, in connection with any loans of securities for the Company pursuant to any securities loan agreement entered into by the Company, but only against receipt by Custodian of such collateral as is required under such securities loan agreement;



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         (i) To any lender, or its agent, as collateral for any borrowings from such lender by the Company that require a pledge of assets of the Company, but only against receipt by Custodian of the amounts borrowed;

         (j) Pursuant to any authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Company;

         (k) For delivery in accordance with the provisions of any agreement among the Company, Custodian and a securities broker- dealer, relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions of the Company;

         (l) For delivery in accordance with the provisions of any agreement among the Company, Custodian, and a futures commission merchant, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding margin or other deposits in connection with transactions of the Company;

         (m) For delivery to a securities broker-dealer as margin for a short sale of securities for the Company;

         (n) To the issuer of American Depositary Receipts or International Depositary Receipts (hereinafter, collectively, "ADRs") for such securities, or its agent, against a written receipt therefor adequately describing such securities, provided that such securities are delivered together with instructions to issue ADRs in the name of Custodian or its nominee and to deliver such ADRs to Custodian;



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         (o) In the case of ADRs, to the issuer thereof, or its agent, against a written receipt therefor adequately describing such ADRs, provided that such ADRs are delivered together with instructions to deliver the securities underlying such ADRs to Custodian or an agent of Custodian; or

         (p) For any other proper purpose, but only upon receipt of Proper Instructions, specifying the securities or other assets to be delivered, setting forth the purpose for which such delivery is to be made, certifying such purpose to be a proper purpose of the Company, and naming the person or persons to whom delivery of such securities or other assets is to be made.

          3.15 DELIVERY PRIOR TO FINAL PAYMENT. When instructed by the Company to deliver its securities against payment, Custodian shall be entitled, but only if in accordance with generally accepted market practice, to deliver such securities prior to actual receipt of final payment therefor and, exclusively in the case of securities in physical form, prior to receipt of payment therefor. In any such case, the Company shall bear the risk that final payment for such securities may not be made or that such securities may be returned or otherwise held or disposed of by or through the person to whom they were delivered, and Custodian shall have no liability for any of the foregoing.

         3.16 COLLECTION OF INCOME AND OTHER PAYMENTS.(a) Custodian shall receive in the Account any money or property, including without limitation any dividends, payments of principal or other distributions or payments, on account of securities in the Account. Custodian shall not, however, be required to enforce collection, by legal means or otherwise, of any such money or other property not paid when due, but shall receive the proceeds of such collections as may be effected by it or its agents in the ordinary course of its custody and safekeeping business.

         (b) Custodian shall not be liable for, or considered to be custodian of, any cash belonging to Custodian or any money represented by a check, draft or other instrument for the payment of money, until Custodian or its agents actually receive such cash or collect on such instrument.



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         (c) In its sole discretion and from time to time, Custodian may credit the Custody Account, prior to actual receipt of final payment thereof, with (A) proceeds from the sale of securities in the Custody Account which it has been instructed to deliver against payment, (B) proceeds from the redemption of securities or other assets in such Custody Account, and (C) income from cash, securities or other assets in the Custody Account. Any such credit shall be conditional upon actual receipt by Custodian of final payment and may be reversed if final payment is not actually received in full. Custodian may, in its sole discretion and from time to time, permit the Company to use funds so credited to the Account in anticipation of actual receipt of final payment. Any such funds so used shall bear interest at such rate as Custodian and the Company may agree, shall be repayable immediately upon demand made by Custodian at any time prior to the actual receipt by it of all final payments in anticipation of which funds were credited to the Account, and shall constitute an advance that is fully secured as provided in Section 9.3 below.

         (d) For purposes of this Agreement, "final payment" means payment in funds which are (or have become) immediately available, under applicable law are irreversible, and are not subject to any security interest, levy, lien or other encumbrance.


         3.17 PAYMENTS AND DELIVERIES OUTSIDE THE UNITED STATES. Notwithstanding anything to the contrary that may be required by Section 3.13 or Section 3.14 above, or elsewhere in this Agreement, in the case of securities and other assets maintained outside the United States and in the case of payments made outside the United States, Custodian and any sub-custodian appointed pursuant to this Agreement may receive and deliver such securities or other assets, and may make such payments, in accordance with the laws, regulations, customs, procedures and practices applicable in the relevant local market outside the United States.

         3.18 CLEARING CREDIT. Custodian may, in its sole discretion and from time to time, advance funds to the Company to facilitate the settlement of transactions in the Custody Account. Any such advance (A) shall be repayable immediately upon demand made by Custodian, (B) shall be fully secured as provided in Section 9.3 below, and (C) shall bear interest at such rate, and be subject to such other terms and conditions, as Custodian and the Company may agree.

         3.19 ACTIONS NOT REQUIRING PROPER INSTRUCTIONS. Unless otherwise instructed by the Company, Custodian shall with respect to all securities and other assets held for the Company:

         (a) Subject to Section 3.16(a) above, receive into the Custody Account any funds or other property, including payments of principal, interest and dividends, due and payable on or on account of such securities and other assets;

         (b) Deliver securities of the Company to the issuers of such securities or their agents for the transfer thereof into the name of the Company, Custodian or any of the nominees referred to in Section 3.20 below;

         (c) Endorse for collection, in the name of the Company, checks, drafts and other negotiable instruments;

         (d) Surrender interim receipts or securities in temporary form for securities in definitive form;

         (e) Execute, as custodian, any necessary declarations or certificates of ownership under the federal income tax laws of the United States, or the laws or regulations of any other taxing authority, in connection with the transfer of such securities or other assets or the receipt of income or other payments with respect thereto;

         (f) Receive and hold for the Company all rights and similar securities issued with respect to securities or other assets of the Company;

         (g) As may be required in the execution of Proper Instructions, transfer funds from the Custody Account to any demand deposit account maintained by Custodian pursuant to Section 3.8 above; and

         (h) In general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase and transfer of, and other dealings in, such securities and other assets.

         3.20 REGISTRATION AND TRANSFER OF SECURITIES. All securities held for the Company under this Agreement that are issuable only in bearer form shall be held by Custodian in that form, provided that any such securities shall be held in a Securities Depository or Book-Entry System if eligible therefor. All other securities and all other assets held for the Company may be registered in the name of (A) Custodian as agent, (B) any Securities Depository, or (C) any nominee of any of them. The Company shall furnish to Custodian appropriate instruments to enable Custodian to hold or deliver in proper form for transfer, or to register as in this Section 3.20 provided, any securities or other assets delivered to Custodian which are registered in the name of the Company, Custodian or a nominee of Custodian.

         3.21 RECORDS. (A) Custodian shall maintain complete and accurate records with respect to securities, funds and other assets held for the Company, including (I) journals or other records of original entry containing an itemized daily record in detail of all receipts and deliveries of securities and all receipts and disbursements of funds; (II) ledgers (or other records) reflecting
(A) securities in transfer, if any, (B) securities in physical possession, (C) monies and securities borrowed and monies and securities loaned (together with a record of the collateral therefor and substitutions of such collateral), (D) dividends and interest received, and (E) dividends receivable and interest accrued; and (III) canceled checks and bank records related thereto. Custodian shall keep such other books and records with respect to securities, funds and other assets of the Company which are held hereunder as Custodian may reasonably request.

         (b) All such books and records maintained by Custodian shall (I) be maintained in a form acceptable to the Company and in compliance with rules and regulations of the Securities and Exchange Commission, (II) be the property of the Company and at all times during the regular business hours of Custodian be made available upon request for inspection by duly authorized officers, employees or agents of the Company and employees or agents of the Securities and Exchange Commission, and (III) if required to be maintained under the 1940 Act, be preserved for the periods prescribed therein.

         3.22 ACCOUNT REPORTS BY CUSTODIAN. Custodian shall furnish the Company with a daily activity statement, including a summary of all transfers to or from the Custody Account. At least monthly and from time to time, Custodian shall furnish the Company with a detailed statement of the securities, funds and other assets held under this Agreement.

         3.23 OTHER REPORTS BY CUSTODIAN. Custodian shall provide the Company with such reports as the Company may reasonably request from time to time on the internal accounting controls and procedures for safeguarding securities which are employed by Custodian.

         3.24 PROXIES AND OTHER MATERIALS. (A) Unless otherwise instructed by the Company, Custodian shall promptly deliver to the Company all notices of meetings, proxy materials (other than proxies) and other announcements, which it receives regarding securities held by it in the Custody Account. Whenever Custodian or any of its agents receives a proxy with respect to securities in the Custody Account, Custodian shall promptly request instructions from the Company on how such securities are to be voted, and shall give such proxy, or cause it to be given, in accordance with such instructions. If the Company timely informs Custodian that it wishes to vote any such securities in person, Custodian shall promptly seek to have a legal proxy covering such securities issued to the Company. Unless otherwise instructed by the Company, neither Custodian nor any of its agents shall exercise any voting rights with respect to securities held hereunder.

         (b) Unless otherwise instructed by the Company, Custodian shall promptly transmit to the Company all other written information received by Custodian from issuers of securities held in the Custody Account. With respect to tender or exchange offers for such securities or with respect to other corporate transactions involving such securities, Custodian shall promptly transmit to the Company all written information received by Custodian from the issuers of such securities or from any party (or its agents) making any such tender or exchange offer or participating in such other corporate transaction. If the Company, with respect to such tender or exchange offer or other corporate transaction, desires to take any action that may be taken by it pursuant to the terms of such offer or other transaction, the Company shall notify Custodian (I) in the case of securities maintained outside the United States, such number of Business Days prior to the date on which Custodian is to take such action as will allow Custodian to take such action in the relevant local market for such securities in a timely fashion, and (II) in the case of all other securities, at least five Business Days prior to the date on which Custodian is to take such action.

         3.25 CO-OPERATION. Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Company to keep the books of account of the Company and/or to compute the value of its assets.

                                   ARTICLE IV
                         REDEMPTION OF PORTFOLIO SHARES;
                        DIVIDENDS AND OTHER DISTRIBUTIONS

         4.1 TRANSFER OF FUNDS. From such funds as may be available for the purpose in the Custody Account, and upon receipt of Proper Instructions specifying that the funds are required to redeem Shares of the Company or to pay dividends or other distributions to holders of its Shares, Custodian shall transfer each amount specified in such Proper Instructions to such account of the Company or of an agent thereof (other than Custodian), at such bank, as the Company may designate therein with respect to such amount.

         4.2 SOLE DUTY OF CUSTODIAN. Custodian's sole obligation with respect to the redemption of Shares of the Company and the payment of dividends and other distributions thereon shall be its obligation set forth in Section 4.1 above, and Custodian shall not be required to make any payments to the various holders from time to time of Shares of the Company nor shall Custodian be responsible for the payment or distribution by the Company, or any agent designated in Proper Instructions given pursuant to Section 4.1 above, of any amount paid by Custodian to the account of the Company or such agent in accordance with such Proper Instructions.

                                    ARTICLE V
                               SEGREGATED ACCOUNTS

         Upon receipt of Proper Instructions to do so, Custodian shall establish and maintain a segregated account or accounts for and on behalf of the Company, into which account or accounts may be transferred funds and/or securities, including securities maintained in a Securities Depository:

         (a) in accordance with the provisions of any agreement among the Company, Custodian and a securities broker-dealer (or any futures commission merchant), relating to compliance with the rules of The Options Clearing Corporation or of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions of the Company,

         (b) for purposes of segregating funds or securities in connection with securities options purchased or written by the Company or in connection with financial futures contracts (or options thereon) purchased or sold by the Company,

         (c) which constitute collateral for loans of securities made by the Company,

         (d) for purposes of compliance by the Company with requirements under the 1940 Act for the maintenance of segregated accounts by registered management investment companies in connection with reverse repurchase agreements, when-issued, delayed delivery and firm commitment transactions, and short sales of securities, and

         (e) for other proper purposes, but only upon receipt of Proper Instructions, specifying the purpose or purposes of such segregated account and certifying such purposes to be proper purposes of the Company.

                                   ARTICLE VI
                     CERTAIN SECURITIES LENDING TRANSACTIONS

         6.1 TRANSACTIONS. If and to the extent that the necessary funds and securities have been entrusted to it under this Agreement, and subject to Custodian's right to foreclose upon and liquidate collateral pledged to it pursuant to Section 9.3 below, Custodian, as agent of the Company, shall from time to time (and unless the Company gives it Proper Instructions to do otherwise) make for the account of the Company the transfers of funds and deliveries of securities which the Company is required to make pursuant to the Master Securities Loan Agreement and shall receive for the account of the Company the transfers of funds and deliveries of securities which the borrower under the Master Securities Loan Agreement is required to make pursuant thereto. Custodian shall make and receive all such transfers and deliveries pursuant to, and subject to the terms and conditions of, the Master Securities Loan Agreement.

         6.2 COLLATERAL. Custodian shall daily mark to market, in the manner provided for in the Master Securities Loan Agreement, all loans of securities which may from time to time be outstanding thereunder.

         6.3 DEFAULTS. Custodian shall promptly notify the Company of any default under the Master Securities Loan Agreement (as such term "default" is defined therein) of which it has actual knowledge.

         6.4 MASTER SECURITIES LOAN AGREEMENT. Custodian hereby acknowledges its receipt from the Company of a copy of the Master Securities Loan Agreement. The Company shall provide Custodian, prior to the effectiveness thereof, with a copy of any amendment to the Master Securities Loan Agreement.

                                   ARTICLE VII
                         CERTAIN REPURCHASE TRANSACTIONS

         7.1 TRANSACTIONS. If and to the extent that the necessary funds and securities have been entrusted to it under this Agreement, and subject to Custodian's right to foreclose upon and liquidate collateral pledged to it pursuant to Section 9.3 below, Custodian, as agent of the Company, shall from time to time (and unless the Company gives it Proper Instructions to do otherwise) make for the account of the Company the transfers of funds and deliveries of securities which the Company is required to make pursuant to the Master Repurchase Agreement and shall receive for the account of the Company the transfers of funds and deliveries of securities which the seller under the Master Repurchase Agreement is required to make pursuant thereto. Custodian shall make and receive all such transfers and deliveries pursuant to, and subject to the terms and conditions of, the Master Repurchase Agreement.

         7.2 COLLATERAL. Custodian shall daily mark to market the securities purchased under the Master Repurchase Agreement and held in the Custody Account, and shall give to the seller thereunder any such notice as may be required thereby in connection with such mark-to-market.

         7.3 EVENTS OF DEFAULT. Custodian shall promptly notify the Company of any event of default under the Master Repurchase Agreement (as such term "event of default" is defined therein) of which it has actual knowledge.

         7.4 MASTER REPURCHASE AGREEMENT. Custodian hereby acknowledges its receipt from the Company of a copy of the Master Repurchase Agreement. The Company shall provide Custodian, prior to the effectiveness thereof, with a copy of any amendment to the Master Repurchase Agreement.

                                  ARTICLE VIII
                            CONCERNING THE CUSTODIAN

         8.1 STANDARD OF CARE. Custodian shall be held to the exercise of reasonable care in carrying out its obligations under this Agreement, and shall be without liability to the Company for any loss, damage, cost, expense (including attorneys' fees and disbursements), liability or claim which does not arise from willful misfeasance, bad faith or negligence on the part of Custodian. Custodian shall be entitled to rely on and may act upon advice of counsel in all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. In no event shall Custodian be liable for special, incidental or consequential damages, even if Custodian has been advised of the possibility of such damages, or be liable in any manner whatsoever for any action taken or omitted upon instructions from the Company or any agent of the Company.

         8.2 NO RESPONSIBILITY FOR TITLE, ETC. So long as and to the extent that it is in the exercise of reasonable care, Custodian shall not be responsible for the title, validity or genuineness of any assets or evidence of title thereto received or delivered by it or its agents.

         8.3 EXPRESS DUTIES ONLY. Custodian shall have no duties or obligations whatsoever except such duties and obligations as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against Custodian. Custodian shall have no discretion whatsoever with respect to the management, disposition or investment of the Custody Account and is not a fiduciary to the Company. In particular, Custodian shall not be under any obligation at any time to monitor or to take any other action with respect to compliance by the Company with the 1940 Act, the provisions of the Company's charter documents or by-laws, or the Company's investment objectives, policies and limitations as in effect from time to time.

                                   ARTICLE IX
                                 INDEMNIFICATION

         9.1 INDEMNIFICATION. The Company shall indemnify and hold harmless Custodian, any sub-custodian appointed pursuant to this Agreement and any nominee of any of them, from and against any loss, damages, cost, expense (including attorneys' fees and disbursements), liability (including, without limitation, liability arising under the Securities Act of 1933, the Securities Exchange Act of 1934, the 1940 Act, and any federal, state or foreign securities and/or banking laws) or claim arising directly or indirectly (A) from the fact that securities or other assets in the Custody Account are registered in the name of any such nominee, or (B) from any action or inaction by Custodian or such sub-custodian or nominee (i) at the request or direction of or in reliance on the advice of the Company or any of its agents, or (II) upon Proper Instructions, or (c) generally, from the performance of its obligations under this Agreement, provided that Custodian, any such sub-custodian or any nominee of any of them shall not be indemnified and held harmless from and against any such loss, damage, cost, expense, liability or claim arising from willful misfeasance, bad faith or negligence on the part of Custodian or any such sub-custodian or nominee.

         9.2 INDEMNITY TO BE PROVIDED. If the Company requests Custodian to take any action with respect to securities or other assets of the Company, which may, in the opinion of Custodian, result in Custodian or its nominee becoming liable for the payment of money or incurring liability of some other form, Custodian shall not be required to take such action until the Company shall have provided indemnity therefor to Custodian in an amount and form satisfactory to Custodian.

         9.3 SECURITY. As security for the payment of any present or future obligation or liability of any kind which the Company may have to Custodian with respect to or in connection with the Custody Account or this Agreement, or which the Company may otherwise have to Custodian, the Company hereby pledges to Custodian all securities, funds and other assets of every kind which are in such Custody Account or otherwise held for the Company pursuant to this Agreement, and hereby grants to Custodian a lien, right of set-off and continuing security interest in such securities, funds and other assets.

                                    ARTICLE X
                                  FORCE MAJEURE

         Custodian shall not be liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; strikes; epidemics; riots; power failures; computer failure and any such circumstances beyond its reasonable control as may cause interruption, loss or malfunction of utility, transportation, computer (hardware or software) or telephone communication service; accidents; labor disputes; acts of civil or military authority; actions by any governmental authority, DE JURE or DE FACTO; or inability to obtain labor, material, equipment or transportation.

                                   ARTICLE XI
                         REPRESENTATIONS AND WARRANTIES

         Each of Custodian and the Company represents and warrants for itself that (a) it has all necessary power and authority to perform its obligations hereunder, (b) the execution and delivery by it of this Agreement, and the performance by it of its obligations hereunder, have been duly authorized by all necessary action, corporate or otherwise, and will not violate any law, regulation, charter, by-law, or other instrument, restriction or provision applicable to it or by which it or its assets may be bound, and (c) this Agreement constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms.

                                   ARTICLE XII
                            COMPENSATION OF CUSTODIAN

         The Company shall pay Custodian such fees and charges as are set forth in Exhibit B hereto, as such Exhibit B may from time to time be revised by Custodian upon 14 days' prior written notice to the Company. Any annual fee or other charges payable by the Company shall be calculated on the basis of the total market value of the assets in the Custody Account on the last Business Day of the month for which such fee is charged; and such fee, and any transaction charges payable by Custodian, shall be paid monthly by automatic deduction from the Custody Account. Out-of-pocket expenses incurred by Custodian in the performance of its services hereunder and all other proper charges and disbursements of the Custody Account, shall be charged to the Custody Account by Custodian and paid in the same manner as the annual fee and other charges referred to in this Article XII.

                                  ARTICLE XIII
                                      TAXES

         Any and all taxes, including any interest and penalties with respect thereto, which may be levied or assessed under present or future laws or in respect of the Custody Account or any income thereof shall be charged to the Custody Account by Custodian and paid therefrom.

                                   ARTICLE XIV
                           AUTHORIZED PERSONS; NOTICES

         14.1 AUTHORIZED PERSONS. Custodian may rely upon and act in accordance with any notice, confirmation, instruction or other communication which is reasonably believed by Custodian to have been given or signed on behalf of the Company by one of the Authorized Persons designated in Schedule A hereto as it may from time to time be revised. The Company may revise Schedule A hereto at any time by notice in writing to Custodian given in accordance with Section 14.3 below, but no revision of Schedule A hereto shall be effective until Custodian actually receives such notice.

         14.2 ORAL INSTRUCTIONS. Custodian may accept instructions orally communicated provided that such oral instructions are reasonably believed by it to have been given on behalf of Custodian by an Authorized Person. If a written instruction confirming an oral instruction is not received by Custodian prior to a transaction, it shall in no way affect the validity of the transaction authorized by such oral instruction or the authorization of Custodian to effect such transaction. To the extent such oral instruction varies from any written confirming instruction, Custodian shall advise Custodian of such variance but unless a confirming written instruction is timely received, such oral instruction shall govern.

         14.3 ADDRESSES FOR NOTICES. Unless otherwise specified herein, all demands, notices, instructions, and other communications to be given hereunder shall be sent, delivered or given to the recipient at the address, or the relevant telephone number, set forth after its name hereinbelow:

                           To the Company:

                           CORNERSTONE STRATEGIC VALUE FUND, INC.
                           383 Madison Avenue
                           New York, NY 10174
                           Attention:  RALPH W. BRADSHAW
                           Telephone: (212) 272 - 2093
                           Facsimile: (212) 272 - 5885

                           To Custodian:

                           CUSTODIAL TRUST COMPANY
                           101 Carnegie Center
                           Princeton, NJ 08540-6231
                           Attention: VICE PRESIDENT - TRUST OPERATIONS
                           Telephone: (609) 951-2320
                           Facsimile: (609) 951-2327
or at such other address or telephone number as either party shall have provided to the other by notice given in accordance with this Section 14.3. Writing shall include transmissions by or through teletype, facsimile, central processing unit connection, on-line terminal and magnetic tape.

         (d) With the prior consent in writing of Custodian, the Company may give Remote Clearance Instructions (as defined hereinbelow) and Bulk Input Instructions (as defined hereinbelow) for the receipt, delivery or transfer of securities, provided that such Instructions are given in accordance with the procedures prescribed by Custodian from time to time as to content of instructions and their manner and timeliness of delivery by the Company. Custodian shall be entitled to conclusively assume that all Remote Clearance Instructions and Bulk Input Instructions have been given by an Authorized Person, and Custodian is hereby irrevocably authorized to act in accordance therewith. For purposes of this Agreement, "Remote Clearance Instructions" means instructions that are input directly via a remote terminal which is located on the premises of the Company or its agent and is linked to Custodian, and "Bulk Input Instructions" means instructions that are input by bulk input computer tape delivered to Custodian by messenger or transmitted to it via such transmission mechanism as the Company and Custodian shall from time to time agree upon.

                                   ARTICLE XV
                                   TERMINATION

         Either party hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than sixty (60) days after the date of the giving of such notice. Upon the date set forth in such notice this Agreement shall terminate, and Custodian shall, upon receipt of a notice of acceptance by the successor custodian, on that date (A) deliver directly to the successor custodian or its agents all securities (other than securities held in a Book-Entry System or Securities Depository) and other assets then owned by the Company and held by Custodian as custodian, and (B) transfer any securities held in a Book-Entry System or Securities Depository to an account of or for the benefit of the Company, provided that the Company shall have paid to Custodian all fees, expenses and other amounts to the payment or reimbursement of which it shall then be entitled.

                                   ARTICLE XVI
                                  MISCELLANEOUS

         16.1 BUSINESS DAYS. Nothing contained in this Agreement shall require Custodian to perform any function or duty on a day other than a Business Day.

         16.2 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof.

         16.3 REFERENCES TO CUSTODIAN. The Company shall not circulate any printed matter which contains any reference to Custodian without the prior written approval of Custodian, excepting printed matter contained in the prospectus or statement of additional information of the Company and such other printed matter as merely identifies Custodian as Custodian for certain assets of the Company. The Company shall submit printed matter requiring approval to Custodian in draft form, allowing sufficient time for review by Custodian and its counsel prior to any deadline for printing.

         16.4 NO WAIVER. No failure by either party hereto to exercise, and no delay by such party in exercising, any right hereunder shall operate as a waiver thereof. The exercise by either party hereto of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein are cumulative and not exclusive of any remedies provided at law or in equity.

         16.5 AMENDMENTS. This Agreement cannot be changed orally and, except as otherwise provided herein with respect to the Schedules attached hereto, no amendment to this Agreement shall be effective unless evidenced by an instrument in writing executed by the parties hereto.

         16.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the parties hereto on separate counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

         16.7 SEVERABILITY. If any provision of this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

         16.8 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that this Agreement shall not be assignable by either party hereto without the written consent of the other party hereto. Any purported assignment in violation of this Section 16.8 shall be void.

         16.9 JURISDICTION. Any suit, action or proceeding with respect to this Agreement may be brought in the Supreme Court of the State of New York, County of New York, or in the United States District Court for the Southern District of New York, and the parties hereto hereby submit to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding, and hereby waive for such purpose any other preferential jurisdiction by reason of their present or future domicile or otherwise.

         16.10 HEADINGS. The headings of sections in this Agreement are for convenience of reference only and shall not affect the meaning or construction of any provision of this Agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered in its name and on its behalf by its representatives thereunto duly authorized, all as of the day and year first above written.

                                    CORNERSTONE STRATEGIC VALUE FUND, INC.


                                            By:______________________________
                                            Name:    Ralph W. Bradshaw
                                            Title:   President

                                            CUSTODIAL TRUST COMPANY

                                            By:______________________________
                                            Name:
                                            Title:

                                   SCHEDULE A

                        SIGNATURES OF AUTHORIZED PERSONS


         Set forth below are the names and specimen signatures of the persons authorized by CORNERSTONE STRATEGIC VALUE FUND, INC. to administer the Custody Account of the Company

NAME                                                 SIGNATURE

-----------------------------                  -------------------------------

-----------------------------                  -------------------------------

-----------------------------                  -------------------------------

-----------------------------                  -------------------------------

                                   SCHEDULE B
                                FEES AND CHARGES

         The Company shall pay Custodian the following fees and charges for holdings and transactions in the United States:

         (1) an annual fee of 0.015% (one and one-half basis points) per annum of the value of the assets in the Account;

         (2) a transaction charge of $10 for each receipt or delivery of book-entry securities into or from the Custody Account (but not for any such receipt or delivery in a repurchase transaction representing a cash sweep investment for the Company's account);

         (3) a transaction charge of $40 for each receipt or delivery of securities in physical form into or from the Custody Account;

         (4) a transaction charge for each repurchase transaction in the Custody Account which represents a cash sweep investment for the Company's account, computed at a rate of 0.10% (ten basis points) per annum on the amount of the purchase price paid by the Company in such repurchase transaction, on the basis of a 360-day year and for the actual number of days such repurchase transaction is outstanding;

         (5) a charge of $7 for each "free" transfer of funds from the Custody Account;

         (6) an administrative fee for each purchase in the Custody Account of shares or other interests in a money market or other Company, which purchase represents a cash sweep investment for the Company's account, computed for each day that there is a positive balance in such Company to equal 1/365th of 0.10% (ten basis points) on the amount of such positive balance for such day; and



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         (7)   a service charge for each holding of securities or other property sold by way of private placement or in such other manner as to require services by Custodian which in its reasonable judgment are materially in excess of those ordinarily required for the holding of publicly traded securities in the United States.

         INTERNATIONAL FEES. The Company shall pay Custodian fees for Foreign Assets maintained outside the United States and charges for transactions outside the United States (including, without limitation, charges for funds transfers and tax reclaims) in accordance with such schedule of fees and charges for each country in which Foreign Assets of such Portfolio are held as Custodian shall from time to time provide to the Company. Any asset-based fee shall be based upon the total market value of the applicable Foreign Assets as determined on the last Business Day of the month for which such fee is charged. There shall be a transaction charge of $30.00 for each receive or deliver of book-entry securities into or from the Custody Account which is settled through Euroclear or Clearstream (formerly CEDEL).








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                                   SCHEDULE C
             APPROVED FOREIGN CUSTODIANS AND SECURITIES DEPOSITORIES

FOREIGN CUSTODIANS            COUNTRIES                      FOREIGN SECURITIES

DEPOSITORIES






















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